Exhibit 99.1

Gryphon Digital Mining Appoints Energy Industry Veteran Eric Gallie as Senior Vice President of Energy Strategy

Las Vegas, NV — December 12, 2024 -- Gryphon Digital Mining, Inc. (Nasdaq: GRYP) (“Gryphon” or the “Company”), an innovative venture in the bitcoin and AI space dedicated to helping bring digital assets to the market, today announced Eric Gallie’s appointment as Senior Vice President of Energy Strategy, effective immediately. In his new role, Mr. Gallie will oversee Gryphon’s energy initiatives to support the Company’s acquisition efforts, focusing on securing and optimizing low-cost power sources for digital currency mining operations and AI infrastructure development.

“Power is the name of the game, and we’re very serious about pursuing an acquisition strategy that will support our bitcoin mining and AI verticals,” said Steve Gutterman, CEO of Gryphon Digital Mining. “To do that, we’re bringing in the best people in the field. Eric’s deep expertise in power markets and energy infrastructure makes him ideal as we continue to expand our operations and pursue strategic growth opportunities in both digital mining and AI infrastructure.”

Mr. Gallie joins Gryphon from an energy focused hedge fund, where he managed upstream and integrated oil & gas equity investment portfolios while coordinating research and trade ideas with natural gas and power traders. His 18-year career spans significant roles in energy finance and operations, including managing a $1.5 billion upstream and integrated oil & gas investment portfolio at Luminus Capital Management. Previously, as CFO and Director at Distinction Energy, he successfully guided the company through a complex restructuring process and led due diligence on a $335 million asset acquisition. His experience also includes positions at Citadel LLC’s Surveyor Capital and RBC Capital Markets, where he specialized in natural gas markets and supply analysis.

“I was drawn to Gryphon because they’re positioned at the intersection of energy, digital assets, and AI infrastructure, with an exceptional leadership team and clear vision for growth,” said Eric Gallie. “With my background in power and natural gas, I see tremendous potential to develop large-scale projects in this space. The convergence of energy solutions with digital mining and AI infrastructure presents unique opportunities, and I’m excited to help position Gryphon at the forefront of this evolution.”

Mr. Gallie, a recipient of the 2020 Brendan Woods Top Gun Award recognizing top US energy investment minds, holds a Bachelor of Management degree in Finance from the University of Lethbridge. He brings additional strategic depth through his board experience with multiple energy companies, including current positions with Megalodon Energy and White Top Oil & Gas.

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin and AI space dedicated to helping bring digital assets to the market. With a talented leadership team coming from globally recognized brands, Gryphon has assembled thought leaders to improve digital asset network infrastructure. More information is available on https://gryphondigitalmining.com/

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and financial results and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024.

INVESTOR CONTACT:

Name: James Carbonara

Company: Hayden IR

Phone: (646)-755-7412

Email: james@haydenir.com